Exhibit 10.2

SECOND AMENDMENT TO

TELADOC HEALTH, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The 2015 Employee Stock Purchase Plan, amended and restated as of May 9, 2021, (the “Plan”) of Teladoc Health, Inc., a Delaware corporation (the “Company”), is hereby further amended, effective as of May 25, 2023 (the “Effective Date”), as follows:

1.              Amendment to Section 3.1 of the Plan. Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 4,113,343 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.”

2.              Amendment to Section 5.2(b) of the Plan. The second sentence of Section 5.2(b) is hereby deleted and replaced in its entirety with the following:

“An Eligible Employee may designate any whole percentage of Compensation that is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions.”

3.               Effectiveness. In accordance with Section 9.1(a) of the Plan, the effectiveness of this Second Amendment to the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2023 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

4.               Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.